UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2021

AeroGrow International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33531	46-0510685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Rd Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

(303) 444-7755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AERO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 23, 2021, AeroGrow International, Inc. (the “Company”) held a Special Meeting of Stockholders of the Company (the “Special Meeting”) held exclusively online via live webcast. As of January 8, 2021, the Company’s record date for the Special Meeting (the “Record Date”), there were 34,328,036 shares of the Company’s common stock outstanding, each entitled to one vote per share. At the Special Meeting, 29,466,652 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting were represented via the virtual Special Meeting website or by proxy, constituting approximately 86% of the outstanding shares entitled to vote and a quorum to conduct business at the Special Meeting.

The final results for the proposal submitted to a vote of stockholders at the Special Meeting, as certified by the inspector of elections, is set forth below:

Proposal 1: To approve the merger agreement and the transactions contemplated thereby (including the merger).

For	Against	Abstain
27,968,993	1,487,407	10,252

No other proposals were submitted for stockholder action.

The proposal was approved by the requisite vote of the Company’s common stock.

The consummation of the merger remains subject to the satisfaction or waiver of certain closing conditions set forth in the merger agreement approved by the Company’s stockholders and is expected to close on or about February 26, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2021

AeroGrow International, Inc.
(Registrant)
	By:	/s/ J. Michael Wolfe
	Name:	J. Michael Wolfe
	Title:	President and Chief Executive Officer